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                                                                    EXHIBIT 10.1

                 THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                     LOAN AND SECURITY AGREEMENT AND WAIVER


                  THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of the 21st day of May, 1999, by and between KEYBANK NATIONAL ASSOCIATION, a national banking association and formerly known as Society National Bank ("Lender"), and ASSOCIATED MATERIALS INCORPORATED, a Delaware corporation ("Borrower").

                                WITNESSETH THAT:

                  WHEREAS, the Lender and the Borrower entered into a Second Amended and Restated Loan and Security Agreement dated as of April 2, 1996, as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement and Waiver dated as of January 27, 1998, and the Second Amendment to Second Amended and Restated Loan and Security Agreement and Waiver dated as of September 8, 1998 (collectively, the "Loan Agreement"); and

                  WHEREAS, the parties desire to amend the Loan Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Effect of Amendment; Definitions.

                  Effective as of the date of this Amendment, the Loan Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Loan Agreement shall continue in full force and effect in accordance with its respective provisions on the date hereof. As used in the Loan Agreement, the terms "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended and modified by this Amendment. Capitalized terms that are not otherwise defined herein have the meanings ascribed to such terms in the Loan Agreement.

                  2. Amendments.

                  (A) Section 2.2 of the Loan Agreement shall be amended by deleting the first two paragraphs thereof and substituting in lieu thereof the following:

                  "2.2. Interest Rate.

                  Through December 31, 1999, Borrower shall pay to Lender interest on the outstanding principal balance of all Revolving Loans and on the principal amount of all other Liabilities which are outstanding at a rate per annum equal to (i) the Prime Rate or (ii) upon an election by Borrower in accordance with Section 2.11, the LIBOR Rate plus one and one-quarter percent (1-1/4%).

                  On and after January 1, 2000, all Advances outstanding under this Agreement shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time, or upon election by Borrower in accordance with Section 2.11, the LIBOR Rate, in each case plus the Applicable Margin set forth below that corresponds to the Leverage Ratio (as

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                  hereinafter defined) as of the last day of the immediately preceding March 31 or September 30. As used herein, "Leverage Ratio" means the Total Funded Debt (as defined in Section 10.15(D) of this Agreement) as of the date of determination divided by the Consolidated EBITDA determined for the four most recently completed fiscal quarters of Borrower preceding the date of determination.

                                  APPLICABLE    APPLICABLE     APPLICABLE      APPLICABLE
                                  MARGIN FOR    MARGIN FOR       UNUSED        LETTER OF
LEVEL       LEVERAGE RATIO        PRIME RATE    LIBOR RATE    FACILITY FEE     CREDIT FEE
-----     -------------------     ----------    ----------    ------------     -----------
  1        > 2.75                     25%          2.00%           .25%           1.50%
-----     -------------------     ----------    ----------    ------------     -----------
  2        > 2.50 and <= 2.75          0%          1.75%           .25%           1.50%
-----     -------------------     ----------    ----------    ------------     -----------
  3        > 2.25 and <= 2.50          0%          1.50%           .25%           1.50%
-----     -------------------     ----------    ----------    ------------     -----------
  4        > 1.50 and <= 2.25          0%          1.25%           .25%           1.25%
-----     -------------------     ----------    ----------    ------------     -----------
  5       <= 1.50                      0%          1.00%           .20%           1.125%
-----     -------------------     ----------    ----------    ------------     -----------


                  (B) Section 2.3 of the Loan Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "2.3. Termination.

                           The Revolving Loan Facility, Term Loan Advance
                  Facility and LC Facility and Lender's obligations with respect thereto shall be in effect until May 31, 2002 ("Initial Term"). Upon the effective date of termination of the Revolving Loan Facility and LC Facility, all of the Liabilities shall become immediately due and payable without notice or demand. Upon termination of this Agreement and the Ancillary Agreements, satisfaction of Borrower's obligations hereunder and payment in full of the Liabilities, Lender shall comply with Section 12.17."

                  (C) Section 2.4(A) of the Loan Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "(A) Revolving Loan Facility, Term Loan Advance Facility and LC Facility.

                  Borrower may terminate the Revolving Loan Facility, Term Loan Advance Facility and LC Facility in whole, but not in part (except for partial terminations pursuant to repayment or refinancing in accordance with the proviso to this sentence), at any time prior to the end of the Initial Term by paying to Lender upon such termination the then outstanding principal, accrued interest, other charges, and other Liabilities owing under the terms of this Agreement, including, without limitation, any accrued and unpaid amounts due pursuant to Sections 2.5, 2.6, and 2.8 of this Agreement and in addition to such amounts, as liquidated damages for Lender's loss of the benefit of its bargain, an amount equal to (a) one percent (1.0%) of the Total Credit Facility in effect on the date of termination if such termination occurs on or prior to May 31, 2001, and (b) one-half of one percent (0.5%) of the Total Credit Facility in effect on the date of termination if such termination occurs after May 31, 2001, but on or prior to the expiration of the Initial Term; provided, however, that (i) such liquidated damages shall not be payable if the

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                  Total Credit Facility is repaid or refinanced in whole or in part within sixty (60) days of the receipt of proceeds from an initial public offering of the capital stock (other than preferred stock) of Borrower and (ii) the Total Credit Facility may be partially terminated, but only on a permanent basis, in integral multiples of $1,000,000 to an amount not less that $40,000,000 without the payment of such liquidated damages in connection therewith and only upon thirty (30) days prior written notice to Lender. Such amounts shall also be payable by Borrower upon termination of the Total Credit Facility and a demand for repayment by Lender upon the occurrence of a Default as provided in this Agreement."

                  (D) Section 2.5 of the Loan Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "2.5. Unused Facility Fee.

                  Borrower shall pay to Lender an unused facility fee equal to Applicable Unused Facility Fee (as hereinafter defined) per annum of the amount by which the Total Credit Facility minus the principal amount of the Term Loan Advance exceeds the sum of the average daily outstanding Letter of Credit Reserve and the average daily outstanding principal amount of the Revolving Loans. As used herein, "Applicable Unused Facility Fee" or "unused facility fee" means the Applicable Unused Facility Fee set forth in the table in Section 2.2 of this Agreement that corresponds to the Leverage Ratio as of the last day of the immediately preceding March 31 or September 30; provided, however, through December 31, 1999, the Applicable Unused Facility Fee shall be equal to one-quarter of one percent (1/4%). The Applicable Unused Facility Fee shall accrue daily, beginning on the date of Borrower's execution of this Agreement, shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall be payable monthly, in arrears, on the first calendar day of each month following the date hereof and upon the Revolving Loan Termination Date."

                  (E) Section 2.6 of the Loan Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "2.6. LC Fee.

                  For each Letter of Credit, Borrower shall pay to Lender a per annum fee equal to the Applicable Letter of Credit Fee (the "LC Fee") set forth in the table in Section 2.2 of this Agreement that corresponds to the Leverage Ratio as of the last day of the immediately preceding March 31 or September 30 (provided, however, through December 31, 1999, the LC Fee shall be equal to one and one-quarter percent (1-1/4%)) on (i) with respect to Letters of Credit other than the Bond Letter of Credit, the sum, without duplication, of the undrawn face amount of such Letter of Credit and the outstanding amount of any time draft presented to Lender by the beneficiary of such Letter of Credit and (ii) with respect to the Bond Letter of Credit, the principal amount of the Bonds plus interest accrued thereon for 51 days at 16% per annum, plus in either case an amount equal to Lender's customary processing fee charged to applicants of letters of credit of the same type and amount as such Letter of Credit, as is applicable at the time of Borrower's request for such Letter of Credit. The LC Fee for each Letter of Credit shall be payable on the date of issuance and on each yearly anniversary or renewal thereof based upon the Letters of Credit outstanding on each such date. On the date when such Letter of Credit is amended, reissued or renewed, or in any event as soon thereafter as possible, the LC Fee


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                  for each such Letter of Credit shall be calculated by Lender and Borrower shall pay to Lender any shortfall and Lender shall pay to Borrower any overpayment of LC Fees paid by Borrower at such time. The LC Fee shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed."

                  (F) Section 2.8 of the Loan Agreement shall be amended by inserting the following provision at the end of that Section:

                  "On the first day of each calendar quarter commencing on July 1, 1999, Borrower shall pay to Lender an administrative fee of $2,500."

                  (G) Section 7.1 of the Loan Agreement shall be amended by deleting the phrase "(iii) Equipment" therein and substituting in lieu thereof "(iii) intentionally omitted".

                  (H) Section 10.4 of the Loan Agreement shall be amended by deleting the first paragraph thereof and substituting in lieu thereof the following:

                  "Borrower shall not directly or indirectly make, pay, declare or permit any Restricted Junior Payment, except (i) purchases, redemptions, acquisitions, or retirements of capital stock of Borrower from Persons holding five percent (5%) or less of such outstanding capital stock, if at the time of any such purchase, redemption, acquisition, or retirement of capital stock, and after giving effect thereto on a pro forma basis, the conditions in (A), (B), and (C) below are met; and (ii) dividend payments made with respect to Borrower's Capital Stock (as defined in the Indenture) and purchases or redemptions of Subordinated Notes if at the time of any such dividend, purchase, or redemption, and after giving effect thereto on a pro forma basis, the conditions in (A), (B), and
                  (C) below are met:"

                  (I) Section 10.15 of the Loan Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "10.15. Financial Covenants.

                  (A) Maintenance of Cash Inflows to Cash Outflows.

                  Borrower shall not permit its ratio of Cash Inflows to Cash Outflows determined for the preceding twelve (12) month period at the end of each calendar quarter commencing on April 1, 1999, and thereafter to be less than 1.2 to 1.0.

                  (B) Maintenance of Adjusted Consolidated Net Worth.

                  Borrower shall not permit its Adjusted Consolidated Net Worth at any time to be less than $114,343,000 (as of March 31, 1999) plus fifty percent (50%) of all Consolidated Net Income if positive (each such Consolidated Net Income calculated separately for each quarter and determined at the end of each calendar quarter commencing June 30, 1999).

                  (C) Maintenance of Consolidated EBITDA to Interest Expense.

                  Through the twelve (12) month period ending September 30, 1996, Borrower shall not permit its ratio of Consolidated EBITDA to its total consolidated interest expense determined at the end of each calendar quarter for the preceding twelve (12) month period to be less than the ratio of 1.3 to 1.0.

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                  (D) Maintenance of Total Funded Debt to Consolidated EBITDA.

                  Borrower shall not at any time permit the ratio of Total Funded Debt (as hereinafter defined) to Consolidated EBITDA determined for the four most recently completed fiscal quarters of Borrower preceding the date of determination to exceed the ratio of 3.0 to 1.0 (with such calculation reported by Borrower to Lender each calendar quarter following the date hereof). As used herein, "Total Funded Debt" means an amount equal to the Funded Indebtedness of Borrower and its Subsidiaries on a consolidated basis plus the amount of all contingent obligations of Borrower and its Subsidiaries under undrawn Letters of Credit.

                  (E) Maintenance of Consolidated EBIT to Interest Expense.

                  Commencing with the twelve (12) month period ending June 30, 1999, and each calendar quarter thereafter, Borrower shall not permit its ratio of Consolidated EBIT to its total consolidated interest expense determined at the end of each calendar quarter for the preceding twelve (12) month period (the "Interest Coverage Ratio") to be less than the ratio of 2.5 to 1.0."

                  3. Waiver. The Lender hereby waives the requirements of Sections 8(J) and 10.5 of the Credit Agreement solely as such requirements apply to prohibit the creation by Borrower of AMI Management Company, a Delaware business trust, as a Subsidiary of Borrower or the existence of that Subsidiary, so long as that Subsidiary conducts a financial and strategic management business for Borrower, and so long as Borrower covenants and agrees that it will cause that Subsidiary to execute and deliver to the Lender a Guaranty Agreement, in form and substance satisfactory to the Lender on or before August 15, 1999.

                  4. Representations and Warranties.

                  The Borrower hereby represents and warrants to the Lender as follows:

                  (A) This Amendment has been executed and delivered by a duly authorized officer of the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                  (B) The execution, delivery and performance by the Borrower of this Amendment and its performance of the Loan Agreement have been authorized by all requisite corporate action and will not (1) violate (a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the articles or certificate of incorporation, the bylaws or any other instrument of corporate governance of the Borrower, or (c) any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are or may be bound; (2) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (1)(c) above; or (3) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, except pursuant to the terms hereof.

                  5. Miscellaneous.

                  (A) This Amendment shall be construed in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflict of laws. The Borrower agrees to pay to the Lender at the time this Amendment is executed and delivered by the Lender an amendment fee in an

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aggregate amount equal to $62,500, and to pay on demand all costs and expenses of the Lender, including reasonable attorneys' fees and expenses, in connection with the preparation, execution and delivery of this Amendment.

                  (B) The execution, delivery and performance by the Lender of this Amendment shall not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy of the Lender, or a waiver of any provision of the Loan Agreement.

                  (C) This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                  (D) This Amendment shall become effective as of the date of this Amendment.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


                                               ASSOCIATED MATERIALS INCORPORATED


                                               By:
                                                  ------------------------------
                                               Its:
                                                  ------------------------------


                                               KEYBANK NATIONAL ASSOCIATION


                                               By:
                                                  ------------------------------
                                               Title:
                                                  ------------------------------


"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE"

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